Supplemental Agreement regarding Fast Recharge Function

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Address:

Contact Phone:

Party B: Shanghai ChinaPnR Data Service Co., Ltd.

Address: 9th Floor, Innov Tower, No. 1801 Hongmei Road, Shanghai City

Legal Representative:

Contact Phone: 021-33323999

Party A and Party B signed the “ChinaPnR custodian account service agreement” (hereinafter referred to as “Master Agreement”) on December 31, 2014. In order to better perform the master agreement and guarantee the rights and obligations of both parties, based on the principle of equality, mutual benefits and common development, through consultation, both parties hereby sign the supplementary agreement.

I. Party A applies to open the quick top-up function due to the need of business, namely: When Party A’s user conducts quick top-up for the first time for its custodian account, it authorizes Party B to deduct from the user’s associated bank debit card the amount specified by the user, Party B will authenticate the payment via ID card, name, bank card number, mobile phone number and a variety of ways. After the authentication is passed, the top-up will be completed. Upon the top-up again, after inputting the password of the custodian account and confirming, it is regarded as the user has confirmed and authorized Party A to issue irrevocable instructions to Party B. Party B will entrust the bank according to the instructions or the third party to deduct and transfer the fund from the binding bank card of the user. After Party A’s user opens the quick top-up function, and its binding bank debit card is deemed as the only cash withdrawal bank card for its custodian account, the user shall not unilaterally change the binding, unbind, add new cash withdrawal card or quick top-up bank card.

II. Party A’s user shall be the legal holder of the bank debit card, and its use of the debit card shall not infringe the legitimate rights and interests of any third person, Party A and Party A’s user must not use the quick top-up service to implement cash out, money laundering, false trading and other illegal activities, otherwise Party B shall have the right to take measures in accordance with the relevant provisions of the regulatory bank and Union pay.

III. All the losses caused by the improper keeping of its own account number or password and improper use of Party A’s user shall be borne by itself, upon the occurrence of the aforementioned risk incident, Party B’s obligations is to actively cooperate with Party A and Party A’s user to perform the remedial work.

IV. When Party A’s user applies to detach the quick top-up bank card, Party A shall strictly enforce the bank card unbundling procedure issued by Party B, collect and review the related information of Party A’s user, to ensure the acquired information is true, legitimate and valid. The risks of the application by Party B according to the aforementioned operation of Party A shall be borne by Party A.

V. Party A shall guarantee that the instructions sent to Party B have been authorized by the user and are accurate and unmistakable. The losses caused by Party A or Party A’s user in violation of this agreement shall be borne by Party A or Party A’s user accordingly, at the same time, Party B shall have the right to deduct the corresponding amount from the account of Party A or Party A’s user, and suspend or stop the provision of the quick top-up function according to risk situation.

VI. Quick Top-up Fee:

Item	Charge	Charge Mode
Quick Top-up Fee	1% of the Top-up Amount	☑ A [ ] B

Note: [  ] Bank cards that support quick top-up function are as follows: the Industrial and Commercial Bank of China, the Agricultural Bank of China, Bank of China, China Construction Bank, Shanghai Bank, Everbright Bank, Industrial Bank, Citi Bank, Ping An Bank, Shanghai Pudong Development Bank, China Bohai Bank, Post Office Savings Bank.

[  ] Party B shall have the right to make adjustment to the single transaction or single day limit for the above supporting banks and bank gateways according to the actual development of the business or the bank cooperation situation, and Party A shall not have any objection.

[  ] Charging Mode A: Charges to be deducted from the custodian account set up by Party A for its user

[  ] Charging Mode B: Charges to be deducted from the account designated by Party A, when the account balance is insufficient, Party B shall no longer provide services for Party A.

VII. This supplementary agreement is the supplement provisions to the master agreement, with the same legal effect as the master agreement, as an integral part of the master agreement. If there is a discrepancy between the contents referred to in the terms of this supplementary agreement and the master agreement, the terms of this supplementary agreement shall prevail. For the content not mentioned in this supplementary agreement, it shall be executed according to the relevant contents of the master agreement.

VIII. The effective period of this supplementary agreement is consistent with that of the master agreement.

IX. This supplementary agreement shall take effect after the signature and sealing of both parties. The agreement is in duplicate, both parties holding one each, with the same legal effect.

(No Text Below)

Party A (Seal)	Party B: (Seal)

Huizhong Business Consultant (Beijing) Co., Ltd.	Shanghai ChinaPnR Data Service Co., Ltd.
Signature of Legal Representative	Signature of Legal Representative
(or Authorized Representative):	(or Authorized Representative):

Date of Signing: December 31, 2014	Date of Signing: December 31, 2014

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